Exhibit 10.1

MARKETING AND SALES DISTRIBUTION AGREEMENT

This Marketing and Sales Distribution agreement (the "Agreement") is made by and between Arturo Rodrigo Perea Lozano ("Distributor") to market and distribute the whitening strips (hereafter collectively referred to as "Product", and Lagoon Group Corp., a Nevada company (hereafter referred to as "Supplier"), collectively the "Parties", on the 5 day of June, 2014.

Whereas, Supplier is a distributor of teeth whitening products in Ecuador, and Arturo Rodrigo Perea Lozano is in the business of marketing and distributing products to the General Public.

RECITALS:

1.

The Supplier is a distributor of teeth whitening products (the “Product”) in Ecuador.

2.

The Distributor wishes to secure the non-exclusive right to purchase the Product from the Supplier and market, sell and distribute the Product in Ecuador to the General Public.

3.

The Supplier desires to grant to the Distributor the non-exclusive right to market, sell and distribute the Product in Ecuador (the “Territory”) to the General Public.

4.

The Distributor agrees to market, sell, and distribute the Product during the Term (as defined below) pursuant to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT:

1.

Marketing and Distribution Rights: The Supplier grants to the Distributor the non-exclusive right to market, sell, and distribute in the Territory the Product.

2.

Term of the Agreement: The Term of this Agreement shall be for a period of 1 (one) year, commencing on June 5, 2014. This Agreement may be extended by mutual written consent of the parties.

3.

Termination of Agreement: Termination of this Agreement may be commenced upon thirty (30) days written Notice.  Termination  will be effective sixty days  (60) days  following  the date that  Notice  of  termination  is received  by the  non-terminating  Party.  The Distributor will be permitted to sell, market, and distributes all Products that have been ordered from the Supplier, or are in the possession of the Distributer at termination.

4.

Payment:

A)

The Distributor shall pay 100% in advance;

B)

The Distributor shall prepay for Product by wire transfer or check/money order prior to shipment;

C)

The currency of this Agreement is U.S. Dollars;

D)

Price of Product: The Distributor and Supplier have established a base net sales price list (“Base Price List “) is attached hereto as Exhibit A.

1.

Delivery:  Delivery of goods will be carried out in separate batches as per the pro forma invoice. The Supplier will be responsible to deliver each batch of goods no later than 30 days, after the receipt of advance payment.

2.

Duties and Shipping costs: Distributer shall be responsible for shipping costs, duties and taxes.

3.

Marketing Assistance from Supplier: The Supplier agrees to utilize its better efforts to actively assist the Distributor in the development, promotion, and marketing of the Product throughout the Territory.

4.

Indemnification: Each party hereto (the “Indemnifying party”) shall indemnify and harmless the other party, and its employees, shareholders, officers, directors, agents and other affiliates (collectively an “Indemnified Party”), to the fullest extent permitted by law, against any and all claims of any kind whatsoever which an Indemnified party may sustain or incur, including reasonable legal fees and costs, as a result of or arising from the indemnifying Parties failure to fulfill its obligations provided herein or the negligent, willful or international action or omission to act by the Indemnifying Party, or by the employees, shareholders, officers, directors, agents and other affiliates of the Indemnifying Party.

5.

Force Majeure: In the event either party is prevented from performing its obligations hereunder due to an act of God, accident, fire, flood, earthquake, storm, riot, war, sabotage, explosion, strike, labor, disturbance, national defense requirement, change in government law, ordinance, rule or regulation, inability, rule or regulation, inability to obtain electricity, fuel, labor, equipment or transportation, or any other contingency beyond such party’s reasonable control, the term of this Agreement shall be suspended for so long as performance is so delayed or prevented. The party which is prevented will use its best effort to give the other party the maximum advance notice of any shut down and restore services as soon as possible. If service is or will be interrupted for more than one hundred and eighty (180) days, either party may terminate this agreement by notice to other party.

6.

Entire Agreement: This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings.

7.

Amendment: This Agreement cannot be changed except by an instrument in writing signed by both parties.

THIS AGREEMENT contains the entire understanding between the Parties and any waiver, amendment or modification to THIS AGREEMENT will be subject to the above conditions and must be attached hereto.

Upon execution of THIS AGREEMENT by signature below, the Parties agree that any individual, firm company, associates, corporations, joint ventures, partnerships, divisions, subsidiaries, employees, agents, heirs, assigns, designees or consultants of which the signee is an agent, officer, heir, successor, assign or designee is bound by the terms of THIS AGREEMENT.

THIS AGREEMENT, if signed by an individual on behalf of a company, shall be binding on both the company and the individual or individuals so signing.

Supplier:

By:  /s/ Anastasiia Iurova

Name: Anastasiia Iurova

Title: President

Distributor:

By: /s/ Arturo Rodrigo Perea Lozano

Name: Arturo Rodrigo Perea Lozano

Exhibit A

Price List

ITEM	PRICE
Crest 3D White Whitestrips Luxe Glamorous	$40
Crest 3D White Whitestrips Luxe Professional	$45
Crest 3D White Whitestrips Luxe Supreme	$50

Agreed to and accepted as of the 5 day of Jane, 2014 by:

Distributor:

By: /s/ Arturo Rodrigo Perea Lozano

Name: Arturo Rodrigo Perea Lozano

Supplier:

By:  /s/ Anastasiia Iurova

Name: Anastasiia Iurova

Title: President